UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2021

SEACOR Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12289	13-3542736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Eller Drive

Fort Lauderdale, Florida, 33316

(Address of Principal Executive Offices) (Zip Code)

(954) 523-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CKH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed by SEACOR Holdings Inc., a Delaware corporation (the “Company”), on December 7, 2020 with the Securities and Exchange Commission (the “SEC”), the Company entered into an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the “Merger Agreement”) on December 4, 2020, among Safari Parent, Inc., a Delaware corporation (“Parent”), Safari Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company. Pursuant to the Merger Agreement, on December 18, 2020, Merger Sub commenced a tender offer (“Offer”) to purchase all of the outstanding shares of the common stock, par value $0.01 per share, of the Company (“Shares”), at a price of $41.50 per Share, net to the holder in cash, without interest, (the “Offer Price”) and subject to any applicable withholding of taxes in accordance with the terms of the Merger Agreement. Merger Sub filed a Tender Offer Statement on Schedule TO (as it may be amended or supplemented from time to time, the “Schedule TO”) with the SEC on December 18, 2020. On April 15, 2021, both the Offer and the Merger (as defined below) closed.

Item 1.02.	Termination of a Material Definitive Agreement.

Credit Facilities

On April 15, 2021, the Company terminated its (i) Credit Agreement, dated as of March 19, 2019, by and among the Company, as Borrower, the Lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Security Trustee for the Lenders, and JPMorgan Chase Bank, N.A., as issuing bank of the Letters of Credit thereunder and (ii) that Amended and Restated Certain Credit Agreement, dated as of December 20, 2019, by and among SEA-Vista I LLC, as Borrower, the Lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Swingline Lender, JPMorgan Chase Bank, N.A., as Administrative Agent and Security Trustee for the Lenders, and JPMorgan Chase Bank, N.A., as issuing bank of the Letters of Credit thereunder, each as may be further amended in accordance with its terms, following the repayment of all amounts outstanding thereunder. The Company previously filed the Credit Agreements as Exhibits 10.16 and 10.22 to its Annual Report on Form 10-K for the period ended December 31, 2019.

Mortgage

On April 15, 2021, the Company terminated Mortgage and Security Agreement, dated as of March 21, 2016, by and among the C-Terms Partners (as defined in the Merger Agreement) and Valley National Bank, following the repayment of all amounts outstanding thereunder.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired as scheduled at 5:00 p.m. Eastern Time on April 14, 2021. The Offer was not extended. The Offer was consummated and the Merger Sub accepted all of the Shares for payment. The Company has been advised that, as of the expiration of the Offer, 14,472,289 Shares, representing approximately 70.4% of the Shares issued and outstanding as of the expiration of the Offer, had been validly tendered and not validly withdrawn pursuant to the Offer. The number of Shares tendered satisfied the Minimum Condition (as defined in the Merger Agreement). As the Minimum Condition and each of the other conditions of the Offer were satisfied, Merger Sub accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer. Merger Sub is required to make prompt payment of the Offer Price for such Shares.

On April 15, 2021 (the “Closing Date”), pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Merger Sub merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became an indirect wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding Share not owned by Parent, Merger Sub or the Company as of the Effective Time (other than Cancelled Shares and Dissenting Shares (each as defined in the Merger Agreement)) was converted into the right to receive the Offer Price, in cash, without interest and subject to any withholding of tax in accordance with the Merger Agreement. The effect of the Merger on Company stock options and other equity-based awards is described on page

5-10 of the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on December 18, 2020, as amended on December 21, 2020, December 29, 2020, January 11, 2021, January 19, 2021, January 22, 2021, February 5, 2021, February 16, 2021, February 19, 2021, February 22, 2021, March 1, 2021, March 8, 2021, March 15, 2021, March 22, 2021, March 25, 2021, March 29, 2021, April 1, 2021, April 6, 2021, April 7, 2021, April 8, 2021, April 12, 2021 and April 15, 2021 which description is incorporated herein by reference.

The foregoing summary description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on December 7, 2020, and which is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, Parent and the Company (i) notified the New York Stock Exchange (“NYSE”) that the Merger had been consummated, and (ii) requested that NYSE (x) halt trading in the Shares for April 16, 2021 and suspend trading of the Shares effective April 16, 2021 and (y) filed with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of Merger Sub’s acceptance for payment of all Shares that were validly tendered and not validly withdrawn pursuant to the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on the Closing Date, a change in control of the Company occurred, and the Company now is an indirect wholly-owned subsidiary of Parent. The information set forth under the Introductory Note, Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective at the Effective Time, each of Charles Fabrikant, David R. Berz, Oivind Lorentzen, Christopher P. Papouras, David M. Schizer and Gail Harris resigned from his or her respective position as a member of the Company’s Board of Directors, and any committee thereof. Effective as of the Effective Time, Charles Fabrikant resigned as Chief Executive Officer of the Company and Eric Fabrikant resigned as Chief Operating Officer of the Company.

Following the closing of the Merger, Tim Horgan, Toni Rinnevaara, Jason Perri, Justin Fish and Eric Fabrikant were appointed as the directors of the Company’s Board of Directors and Eric Fabrikant was appointed as the Chief Executive Officer of the Company. Each other officer of the Company (other than as noted above) immediately prior to the effective time of the Merger will continue as an officer of the Company.

Information about Mr. Horgan, Mr. Rinnevaara, Mr. Perri, and Mr. Fish is contained in the Offer to Purchase, filed by AIPCF VII, LLC, American Industrial Capital Partners Fund VII, L.P., Parent and Merger Sub as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on December 18, 2020, which information is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. Copies of the Company’s amended and restated certificate of incorporation and the Company’s amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, hereto, each of which are incorporated herein by reference.

Item 8.01.	Other Events.

On April 15, 2021, American Industrial Partners and the Company issued two press releases relating to the expiration of the Offer and the consummation of the Merger. A copy of the press releases are attached as Exhibit 99.1 and Exhibit 99.2 hereto and are incorporated herein by reference.

Item 9.01.	Exhibits.

2.1	Agreement and Plan of Merger, dated December 4, 2020, among SEACOR Holdings Inc., Safari Parent, Inc. and Safari Merger Subsidiary, Inc. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed with the SEC by SEACOR Holdings Inc. on December 7, 2020)

3.1	Amended and Restated Certificate of Incorporation of SEACOR Holdings Inc.

3.2	Amended and Restated By-Laws of SEACOR Holdings Inc.

99.1	Joint Press Release issued by American Industrial Partners, Safari Merger Subsidiary, Inc. and SEACOR Holdings Inc., dated April 15, 2021.

99.2	Joint Press Release issued by American Industrial Partners and SEACOR Holdings Inc., dated April 15, 2021.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR HOLDINGS INC.

Date: April 16, 2021	By:	/s/ William C. Long
	Name:	William C. Long
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary